United States
Securities and Exchange Commission
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported)    September 11, 2007 (May 5, 2007)
HARTVILLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51993	94-3360099

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3840 Greentree Ave., SW, Canton, OH	44706

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (330) 484-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240,14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
The Registrant has agreed to modify or amend employment arrangements with three (3) of its executive officers, Dennis C. Rushovich, chief executive officer and president; Christopher R. Sachs, chief financial officer; and Christopher Edgar, chief marketing officer. A brief description of such arrangements is as follows:
Dennis C. Rushovich, chief executive officer, and the Registrant have agreed to enter into a three (3) year extension to his Employment Agreement, which will provide compensation to Mr. Rushovich of $200,000 per year, and the Registrant’s standard benefit package. In addition, options will be granted to Mr. Rushovich, which, together with options already issued to Mr. Rushovich, will result in his potential ownership of the common stock of the Registrant to be up to 2.5% of the potential number of shares of common stock to be issued by the Registrant on a fully diluted basis. The exercise price of the options will be set upon grant by the Board of Directors. The options will vest equally over a three (3) year period. The options will provide for anti-dilution such that if the Registrant issues additional common stock or convertible securities during the term of the Employment Agreement, the number of options will be increased such that Mr. Rushovich’s potential ownership would remain at 2.5% on a fully diluted basis.
Christopher R. Sachs, chief financial officer, and the Registrant have agreed to enter into a three (3) year extension of his Employment Agreement, which will provide compensation to Mr. Sachs of $150,000 per year, and the Registrant’s standard benefit package. In addition, options will be granted to Mr. Sachs, which, together with options already issued to Mr. Sachs, will result in his potential ownership of the common stock of the Registrant to be up to 2% of the potential number of shares of common stock to be issued by the Registrant on a fully diluted basis. The exercise price of the options will be set upon grant by the Board of Directors. The options will vest equally over a three (3) year period. The options will provide for anti-dilution such that if the Registrant issues additional common stock or convertible securities during the term of the Employment Agreement, the number of options will be increased such that Mr. Sachs’s potential ownership would remain at 2% on a fully diluted basis.
Christopher Edgar, chief marketing officer, and the Registrant have agreed to enter into a three (3) year extension of his Employment Agreement, which will provide compensation to Mr. Edgar of $180,000 per year, and the Registrant’s standard benefit package, commencing January 1, 2008. In addition, options will be granted to Mr. Edgar, which, together with options and common stock already issued to Mr. Edgar, will result in his potential ownership of the common stock of the Registrant to be up to 7.5% of the potential number of shares of common stock to be issued by the Registrant on a fully diluted basis. The exercise price of the options will be set upon grant by the Board of Directors. The options will vest equally over a three (3) year period. The options will provide for anti-dilution such that if the Registrant issues additional common stock or convertible securities during the term of the Employment Agreement, the number of options will be increased such that Mr. Edgar’s potential ownership would remain at 7.5% on a fully diluted basis.
SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibits are incorporated by reference as part of this Report:
NONE
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of September, 2007.
HARTVILLE GROUP, INC.
By: /s/ Dennis C. Rushovich

Dennis C. Rushovich
President

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